Exhibit 99.1

Car Charging Group Names Ted Fagenson Chief Operating Officer
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Veteran Executive Brings 25 Years Experience in Sales,
Marketing, Management and Engineering

MIAMI BEACH, Fla., Jan. __, 2012 – Car Charging Group, Inc. (OTCBB: CCGI), a provider of electric vehicle (EV) charging services, today announced Ted Fagenson has joined the Company as Chief Operating Officer.  Mr. Fagenson will be responsible for expanding the Company’s EV charging business, operations and overall marketing strategy.

“The demand for our EV charging services and expertise is significantly increasing and we are very pleased to have Ted on board to help manage and fuel our growth,” said Michael D. Farkas, Chief Executive Officer of Car Charging Group, Inc.  “Before joining our team, Ted was an executive at Coulomb Technologies, the leading EV charging solutions company, so he certainly has a thorough understanding of the EV and EV charging markets.  Given more EVs are sold in California than any other state, Ted will set up our operations there to quickly grow our footprint in the state as well as throughout the United States and leverage his international knowledge to pursue international opportunities.”

"The rapid growth of the EV and EV charging markets will eventually re-define the automotive and transportation industries and I’m very excited about the opportunities that lie ahead for Car Charging Group," said Ted Fagenson, Chief Operating Officer of Car Charging Group, Inc.  “We are pursuing a number of unique services for EV drivers and our location partners that will further revolutionize the EV driving and charging experience.”

Prior to joining Car Charging Group, Mr. Fagenson was Vice President, North American Sales for Coulomb Technologies.  At Cellfire, a mobile promotions and advertising service company, he was Vice President, Sales and Corporate Marketing. Previously, Mr. Fagenson held several executive positions at 2Wire, a DSL supplier providing innovative solutions to telecommunications companies.  At 2Wire, he was general manager of a software division that was responsible for tens of millions of residential broadband endpoints as well as responsible for growing the Company’s international sales from zero to $150 million, closing deals with large telecommunications companies including British Telecom, Telmex and Telstra. Mr. Fagenson previous experience includes positions at Continuity Solutions, Eclipse International, Polycom, AT&T and Raytheon.  He holds a BSEE from Rutgers University, College of Engineering and a MBA from the University of Rochester, Simon School.

About Car Charging Group, Inc.:

Car Charging Group, Inc. (OTCBB: CCGI), headquartered in Miami, Florida, is the pioneer and one of the nation’s fastest growing providers of EV charging services.  Our ultimate mission is to establish a nationwide infrastructure, enabling EV and Plug-in Hybrid Electric Vehicle (PHEV) owners to charge their EVs anytime, anywhere in North America and ultimately Europe and Asia.  Our strategy is to be a “first in” strategic partner with businesses, municipalities, shopping malls, parking garages, multi-family residential and commercial properties, and others who are expected to have high numbers of EVs at their locations.  After strategically assessing the most suitable and visible locations with our facility partners, we install and maintain the EV charging stations at no cost to our partners.  Our partners benefit by sharing in the revenue generated from the EV charging stations while enhancing green initiatives throughout their business operations.  Since we launched operations in 2009, we have developed contractual relationships with 30 leading partners that own more than 6.4 million parking spots. More than one million plug-in electric vehicles, such as the Nissan LEAF, GM Chevrolet Volt, Fisker Karma, Tesla Model S, Ford Focus EV as well as many others, are expected to be on the road in the U.S. by 2015 with estimates calling for more than 40 million on the road worldwide in 2030. For more information about Car Charging Group, Inc., please visit www.CarCharging.com.

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Forward-Looking Safe Harbor Statement:

This press release contains statements, which may constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act. The Private Securities Litigation Reform Act of 1995 (PSLRA) implemented several significant substantive changes affecting certain cases brought under the federal securities laws, including changes related to pleading, discovery, liability, class representation and awards fees and of 1995. Those statements include statements regarding the intent, belief or current expectations of Car Charging Group, Inc., and members of its management as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed.

Investor Relations and Media Contact:

For Car Charging Group, Inc.
Kevin S. Inda
Corporate Communications, Inc. (CCI)
kevin.inda@cci-ir.com
407-566-1180

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